UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2005

HUGHES SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Florida	001-08772	59-0559446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hughes Way, Orlando, Florida	32805
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 841-4755

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2005, Hughes Supply, Inc. (the “Company”) appointed Neal J. Keating as Chief Operating Officer. Mr. Keating will commence his employment with the Company on February 21, 2005. The information described under Item 5.02(c) of this report is incorporated by reference herein in this Item 1.01.

Under the terms of his employment arrangement with the Company, Mr. Keating will receive a base salary payable at an annual rate of $425,000 and is eligible for bonuses up to 200% of his base salary based on the achievement of performance goals with a guaranteed minimum bonus of $100,000 for the Company’s fiscal year 2006. Under his employment arrangement and pursuant to the Company’s 1997 Executive Stock Plan, Mr. Keating will initially receive 15,000 shares of restricted stock with five-year cliff vesting and will be granted stock options to purchase 20,000 shares of Company common stock at a price equal to the fair market value of the stock on the date of grant. The options will vest in three equal installments beginning one year from the date of the grant. Mr. Keating is eligible to participate in the Company’s nonqualified deferred compensation plan, which allows for the deferral of up to 90% of his cash compensation and up to 100% of restricted stock. At his one-year anniversary, he will be eligible to participate in the supplemental executive retirement plan, which is a defined benefit plan that provides supplemental benefits for key executive officers upon retirement, disability, or death. Mr. Keating will also be reimbursed for relocation expenses in accordance with the Company’s relocation policy.

We anticipate Mr. Keating will enter into a change in control agreement with Hughes Supply, Inc. Pursuant to this agreement (typical of such agreements in place for other senior Hughes executives), he will be entitled to receive, upon a “change in control” of the Company, a lump sum payment equal to a multiple of three years of his annual compensation.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On February 9, 2005, we announced the appointment of Neal J. Keating as Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The material terms and conditions of Mr. Keating’s employment arrangement with the Company are described under Item 1.01 above, which description is incorporated herein by reference.

Mr. Keating, age 49, has served as a Managing Director and Chief Executive Officer for GKN Aerospace Services and as an Executive Director on the Board of Directors of GKN Plc from August 2002 to June 2004. He has also served on the Board of Directors of Agusta-Westland, the world’s largest helicopter company, since January 2003. Prior to joining GKN, Plc, Mr. Keating served as Executive Vice President and Chief Operating Officer at Rockwell Collins Commercial Systems from May 2001 to July 2002. During his 24-year career with Rockwell Collins, Inc., his responsibilities also included positions as Vice President and General Manager of Rockwell Collins Passenger Systems from June 1999 to April 2001, prior to which he was Vice President and General Manager of Rockwell Collins Air Transport Systems.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following document is filed as an exhibit to this Report:

Exhibit 99.1	Press Release issued February 9, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Hughes Supply, Inc.
Date: February 14, 2005

	By:	/s/ David Bearman
David Bearman Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)